                 AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT

     This Amendment No. 2, dated as of October 31, 2014, amends the Participation Agreement (the "Agreement"), dated November 1, 2005, by and among First MetLife Investors Insurance Company ("First MetLife"), on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc., and Pioneer Funds Distributor, Inc.

     WHEREAS, the parties have identified an error in Schedule A to the Agreement; and

     WHEREAS, the parties desire to amend the Agreement to correct such error, and an amendment of the Agreement is required to be in a written instruments signed by all parties;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     2. Article XII of the Agreement entitled "Notices" is amended by replacing the notice address for the Company as follows:

               MetLife
               One Financial Center, 20th Floor
               Boston, MA 02111
               Attention: Law Department

     3.   This Amendment shall be effective as of the date first written above.

     Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed in its names and on its behalf by and through its duly authorized officer signing below.

Pioneer Investment Management, Inc.       Pioneer Variable Contracts Trust

By /s/ Gregg Dooling                      By /s/ Christopher J. Kelley
   --------------------------------          ----------------------------------
Name Gregg Dooling                        Name Christopher J. Kelley
Title Chief Financial Officer             Title Secretary

Pioneer Funds Distributor, Inc.           First MetLife Investors Insurance
                                          Company

By /s/ Lisa M. Jones                      By /s/ Karen A. Johnson
   --------------------------------          ----------------------------------
Name Lisa M. Jones                        Name Karen A. Johnson
Title Chief Executive Officer             Title Vice President

                                   SCHEDULE A

                       ACCOUNTS, CONTRACT AND PORTFOLIOS

                     SUBJECT TO THE PARTICIPATION AGREEMENT

                                                                                 PORTFOLIOS AND
                                                                                 SHARE CLASS
                                                                                 APPLICABLE TO
NAME OF SEPARATE ACCOUNT                  CONTRACTS FUNDED By SEPARATE ACCOUNT   CONTRACTS
----------------------------------------  -------------------------------------  ---------------------
First MetLife Investors Variable Annuity  Form 6010                              Pioneer Mid Cap
Account One                                                                      Value VCT Portfolio
                                                                                 (Class II)

                                                                                 Pioneer Real Estate
                                                                                 Shares VCT
                                                                                 Portfolio (Class II)